UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Closing of Convertible Senior Notes Offering

On February 19, 2019, Inovio Pharmaceuticals, Inc. (the “Company”) completed its previously announced private placement of $70.0 million aggregate principal amount of its 6.50% convertible senior notes due 2024 (the “Notes”) to Piper Jaffray & Co. and Cantor Fitzgerald & Co., as representatives of the initial purchasers (together, the “Initial Purchasers”), who subsequently resold the Notes to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also granted the Initial Purchasers an option to purchase, for settlement on or before March 1, 2019, up to $20.0 million aggregate principal amount of additional Notes, $15.0 million of which remains unexercised as of the date hereof. The Company estimates that the net proceeds from the offering will be approximately $67.6 million (or approximately $82.1 million if the initial purchasers exercise in full the remainder of their option to purchase additional Notes), after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses and manufacturing expenses, and for other business development activities.

The Indenture

The Notes were issued pursuant to an indenture, dated as of February 19, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes will mature on March 1, 2024, unless earlier repurchased, redeemed or converted. The Company will pay interest on the Notes at an annual rate of 6.50%, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2019.

Noteholders may convert their Notes at their option only in the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on June 30, 2019 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock for each of at least 20 trading days, whether or not consecutive, during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price on the applicable trading day; (ii) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (iii) upon the occurrence of certain corporate events or distributions on the Company’s common stock; (iv) if the Company calls the Notes for redemption; and (v) at any time from, and including, November 1, 2023 until the close of business on the scheduled trading day immediately before the maturity date of the Notes. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at its election, based on the applicable conversion rate(s).

The Notes are convertible at an initial conversion rate of 185.8045 shares of common stock per $1,000 principal amount of Notes, subject to adjustment under the Indenture, which is equal to an initial conversion price of approximately $5.38 per share of common stock. If a “make-whole fundamental change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after March 1, 2022 and on or before the 45th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid, if any, to, but excluding, the redemption date but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. If a “fundamental change” (as defined in the Indenture) occurs, then, except as described in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)

a default in the payment when due (whether at maturity, upon redemption, repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note;

(2)	a default for 30 days in the payment when due of interest on any Note;

(3)	the Company’s failure to deliver, when required by the Indenture, a fundamental change notice or a notice required in connection with certain corporate events;

(4)

a default in the Company’s obligation to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto and such failure continues for five business days;

(5)	a default in the Company’s obligations in connection with a consolidation, merger or sale of assets:

(6)

a default in any of the Company’s obligations or agreements under the Indenture or the Notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to the Company by the trustee, or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding;

(7)

a default by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $15,000,000 (or its foreign currency equivalent) in the aggregate, where such default:

(i)

constitutes a failure to pay the principal of any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(ii)	results in such indebtedness becoming or being declared due and payable before its stated maturity (an “acceleration”),

and, in either case, such acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within 60 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding;

(8)

one or more final judgments being rendered against the Company or any of its “significant subsidiaries” or the payment of at least $15,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9)	certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of its “significant subsidiaries”.

The Indenture and form of Note are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein. The foregoing description of the terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 8.01 of this report is incorporated by reference herein. Upon conversion of the Notes, up to a maximum of 18,162,392 shares of the Company’s common stock may be issued, assuming the exercise in full of the Initial Purchasers’ option to purchase additional Notes.

Item 8.01	Other Events

On February 13, 2019, the Company entered into a purchase agreement (the “Purchase Agreement”) with the Initial Purchasers relating to the sale of up to $85.0 million aggregate principal amount of Notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company and the Initial Purchasers relied on these exemptions from registration based in part on representations made by the Company and the Initial Purchasers in the Purchase Agreement. The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Initial Purchasers. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

On February 14, 2019, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements related to the expected use of the net proceeds from the offering of the Notes and other future events related to the Notes, the potential exercise by the Initial Purchasers of their option to purchase additional Notes and all other statements that are not historical facts. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include risks and uncertainties associated with whether the Initial Purchasers will exercise their option to purchase additional Notes, including in light of market risks, and, in the event such option is exercised, the satisfaction of closing conditions related thereto; and other risks and uncertainties related to the Notes, including, but not limited to, the risks that the Notes are subject to accounting rules that could have a material effect on the Company’s reported or future consolidated financial results, that changes in the Company’s credit ratings could have an adverse effect on the market price of the Company’s common stock and the value of the Notes, and that the Company’s debt obligations could result in possible restrictions on the Company’s ability and flexibility to pursue certain future opportunities; and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K, and the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of February 19, 2019, by and between the Company and U.S. Bank National Association, as trustee.
4.2	Form of Note representing the Company’s 6.50% Convertible Senior Notes due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
99.1	Press Release, dated February 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: February 20, 2019	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer